CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 32 of our report dated August 11, 1995 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

Cincinnati, Ohio
October 30, 1995